Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Blockchain Coinvestors Acquisition Corp. I (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lou Kerner, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2022	By:	/s/ Lou Kerner
Lou Kerner
Chief Executive Officer (Principal Executive Officer)